UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): May 28, 2004



                        CNL HOSPITALITY PROPERTIES, INC.
               (Exact Name of Registrant as Specified in Charter)



           Maryland                        0-24097              59-3396369
 (State or other jurisdiction     (Commission File Number)    (IRS Employer
       of incorporation)                                     Identification No.)


             450 South Orange Avenue                                   32801
                 Orlando, Florida                                   (Zip Code)
     (Address of principal executive offices)



       Registrant's telephone number, including area code: (407) 650-1000

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Item 5.       Other Events and Regulation FD Disclosure.

CNL Hospitality Properties, Inc. (the "Company"), in conjunction with the Bank of New York, the Company's reinvestment agent, is amending and restating its distribution reinvestment plan (the "Amended and Restated Reinvestment Plan") primarily to:

     o eliminate fees that were previously paid to CNL Securities Corp. and participating broker-dealers;

     o adjust the purchase price for shares under the Amended and Restated Reinvestment Plan such that the purchase price will be:

         o the per share offering price for Amended and Restated Reinvestment Plan shares in a then current best efforts offering;

         o if there is no current best efforts offering, then $9.50 per share, unless adjusted by the Company's board of directors, which price shall in no event be less than 95% of the fair market value as determined by the Company's board of directors; or

         o following the listing of the Company's shares on a national stock exchange or over-the-counter market or the inclusion of the Company's shares for quotation on the Nasdaq National Market System, at the market price on the exchange or market system; and

     o shorten the notification period for future amendments to the Amended and Restated Reinvestment Plan from 30 to 15 days. In addition, certain other changes have been made to update form, contact and offering information.

The Amended and Restated Reinvestment Plan is filed as an exhibit to this report. The foregoing description is qualified in its entirety by reference to the full text of the Amended and Restated Reinvestment Plan.

Item 7.    Financial Statements and Exhibits.

     (a) Not applicable.

     (b) Not applicable.

     (c) Exhibits.

         Exhibit No. 4.1 Amended and Restated Reinvestment Plan


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              CNL HOSPITALITY PROPERTIES, INC.


Dated:  May 28, 2004                     By: /s/ Thomas J. Hutchison III
                                             -----------------------------------
                                              THOMAS J. HUTCHISON III
                                              Chief Executive Officer




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                                  EXHIBIT INDEX

       Exhibit No. 4.1.    Amended and Restated Reinvestment Plan



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